UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2023

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Water Street SE
Washington DC	20003
(Address of principal executive offices)	(Zip Code)

(202) 869-9150

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, par value $0.01 per share	XYL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2023, Xylem Inc. (“Xylem”) and Fore Merger Sub, Inc., a wholly owned subsidiary of Xylem (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Evoqua Water Technologies Corp. (“Evoqua”). The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Evoqua, with Evoqua surviving as a wholly owned subsidiary of Xylem (the “Merger”).

In the Merger, upon the terms and conditions of the Merger Agreement, (i) each share of Evoqua common stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than certain excluded shares as described in the Merger Agreement) will automatically be converted into the right to receive 0.48 (the “Exchange Ratio”) of a share of the common stock of Xylem and (ii) cash in lieu of fractional shares. Upon the closing of the Merger, legacy Evoqua stockholders will own approximately 25% and legacy Xylem shareholders will own approximately 75% of the combined company.

Following the closing of the Merger, shares of Xylem common stock will continue to be listed on the New York Stock Exchange (the “NYSE”). Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, (i) all outstanding options to purchase Evoqua common stock will be converted into options to purchase shares of Xylem common stock, (ii) all outstanding unvested restricted stock units with respect to Evoqua common stock will be converted into corresponding restricted stock units with respect to shares of Xylem common stock, (iii) all outstanding unvested performance stock units with respect to Evoqua common stock will be converted into restricted stock units with respect to shares of Xylem common stock, with performance criteria deemed satisfied based on the achievement levels set forth in the Merger Agreement, and (iv) all outstanding vested and unvested cash-settled stock appreciation rights with respect to Evoqua common stock will be converted into corresponding cash-settled stock appreciation rights with respect to Xylem common stock ((i), (ii), (iii) and (iv) collectively, the “Converted Awards”), in each case, based on the Exchange Ratio and with respect to such converted stock options, the exercise price of which shall be equal to the exercise price of such option in effect immediately prior to the Effective Time, divided by the Exchange Ratio, rounded up to the nearest whole cent. Following the Effective Time, the Converted Awards will otherwise continue to be governed by substantially the same general terms and conditions as applicable to such Converted Awards as in effect immediately prior to the Effective Time.

The respective boards of directors of Xylem and Evoqua have unanimously approved the Merger Agreement, and the board of directors of Xylem has agreed to recommend that Xylem’s shareholders approve the issuance of the shares of Xylem common stock in connection with the Merger. In addition, the board of directors of Evoqua has agreed to recommend that Evoqua’s stockholders adopt the Merger Agreement. Xylem and Evoqua each have agreed not to directly or indirectly solicit alternative proposals and to terminate all existing discussions, negotiations and communications with any persons with respect to any alternative proposal. However, (i) the board of directors of Xylem may, subject to certain conditions, respond to unsolicited proposals from third parties and withdraw its recommendation in favor of approval of the issuance of Xylem common stock in connection with the Merger or terminate the Merger Agreement, and (ii) the Evoqua board of directors may, subject to certain conditions, respond to unsolicited proposals from third parties and withdraw its recommendation in favor of adoption of the Merger Agreement or terminate the Merger Agreement, in each case, if, in connection with the receipt of an alternative proposal, Xylem’s board of directors or Evoqua’s board of directors, as the case may be, determines in good faith, after consultation with its outside counsel, that (A) such alternative proposal constitutes or is reasonably likely to lead to a superior proposal and (B) a failure (1) to furnish information and provide access with respect to such corporation and its subsidiaries and (2) to participate in discussions or negotiations with the person making an alternative proposal would be reasonably likely to be inconsistent with its fiduciary duties. In addition, Xylem’s board of directors or Evoqua’s board of directors, as the case may be, may withdraw its recommendation (but not terminate the Merger Agreement) if, in connection with a material event or circumstance occurring after the date of the Merger Agreement that was not known or reasonably foreseeable as of the date of the Merger Agreement, it determines in good faith, after consultation with its outside legal and financial advisor, that a failure to effect such a withdrawal of recommendation would be reasonably likely to be inconsistent with its fiduciary duties.

Xylem and Evoqua each made certain representations and warranties and agreed to certain covenants in the Merger Agreement, including, among other things, (i) covenants by Xylem and Evoqua to use their respective reasonable best efforts to conduct their businesses in all material respects in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger, (ii) the efforts of the parties to cause the Merger to be completed, and (iii) obligations to cooperate with each other to prepare and file a registration statement on Form S-4 and joint proxy statement with the SEC.

The Merger Agreement provides that, at the closing of the Merger, the size of the board of directors of Xylem will be increased to a total of 12 directors, with two individual members of Evoqua’s board of directors to be appointed to the Xylem board of directors to serve alongside the Xylem directors then currently serving on the board. Patrick K. Decker, currently the President and Chief Executive Officer of Xylem, will continue to serve as President and Chief Executive Officer of the combined company and Sandra Rowland, currently the Chief Financial Officer of Xylem, will continue to serve as Chief Financial Officer of the combined company.

Completion of the Merger is subject to the satisfaction or waiver of customary closing conditions, including (1) the adoption of the Merger Agreement by the requisite vote of Evoqua’s stockholders, (2) approval of the issuance of the shares of Xylem’s common stock to be issued in the Merger by the requisite vote of Xylem’s shareholders, (3) approval for listing on the NYSE of the shares of Xylem’s common stock to be issued in the Merger, (4) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the approval of the Merger under, or the expiration or termination of any applicable waiting period in respect of, the antitrust and/or foreign investment laws of other specified jurisdictions, (5) the accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement, (6) the absence of a material adverse effect with respect to each of Xylem and Evoqua, (7) the delivery of an officer’s closing certificate by both parties, (8) compliance in all material respects with the other party’s obligations under the Merger Agreement and (9) Evoqua’s receipt of a tax opinion reflecting certain tax representations as set forth in the Merger Agreement. The completion of the Merger is not conditioned on receipt of financing by Xylem.

The Merger Agreement provides that Evoqua may be required to pay Xylem a termination fee equal to $225 million if the Merger Agreement is terminated (i) by Xylem following an adverse recommendation change of Evoqua’s board of directors or any material violation by Evoqua of the non-solicitation covenant and (ii) by Evoqua to enter into an agreement in respect of a superior proposal, and (iii) (a) by Xylem due to a breach of a covenant or agreement by Evoqua that causes the failure of a condition to closing, (b) by either party if the Merger has not been consummated prior to January 22, 2024 (the “Outside Date”) or (c) by either party due to failure to obtain the approval of Evoqua stockholders, if, in the case of clauses (a), (b) or (c), within 12 months of such termination an alternative proposal has been recommended or submitted to Evoqua’s stockholders for adoption, or Evoqua consummates an alternative proposal.

The Merger Agreement provides that Xylem may be required to pay Evoqua a termination fee equal to $225 million if the Merger Agreement is terminated (i) by Evoqua following an adverse recommendation change of Xylem’s board of directors or any material violation by Xylem of the non-solicitation covenant, (ii) by Xylem to enter into an agreement in respect of a superior proposal, and (iii) (a) by Evoqua due to a breach of a covenant or agreement by Xylem that causes the failure of a condition to closing, (b) by either party if the Merger has not been consummated prior to the Outside Date or (c) by either party due to failure to obtain the approval of Xylem shareholders, if, in the case of clauses (a), (b) or (c), within 12 months of such termination an alternative proposal has been recommended or submitted to Xylem’s shareholders for adoption, or Xylem consummates an alternative proposal. In addition, Xylem may be required to pay Evoqua a termination fee equal to $325 million if the Merger Agreement is terminated by either Evoqua or Xylem because the transaction has not been consummated in certain circumstances by the Outside Date or as a result of a permanent injunction, unless such failure or order is the result of a breach of the Merger Agreement by Evoqua.

If the Merger Agreement is terminated by either Xylem or Evoqua due to the other party’s failure to receive the requisite approval of its stockholders or shareholders, as applicable, then the party that failed to obtain such approval will be required to reimburse the other party for up to $50 million of expenses incurred in connection with the transaction.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Xylem, Evoqua or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Xylem’s public disclosures. Neither Xylem nor Evoqua undertakes any obligation to publicly provide revisions or updates, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Item 8.01	Other Events

On January 23, 2023, Xylem and Evoqua issued a joint press release announcing they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “contemplate,” “predict,” “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” “potential,” “may” and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements.

Such forward-looking statements, including those regarding the timing, consummation and anticipated benefits of the transaction described herein, involve risks and uncertainties. Xylem’s and Evoqua’s experience and results may differ materially from the experience and results anticipated in such statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals of the transaction from the shareholders of Xylem or stockholders of Evoqua or from regulators are not obtained; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans or operations of Xylem or Evoqua; the ability of Xylem and Evoqua to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the announcement or completion of the transaction; the combined company’s ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses; the impact of overall industry and general economic conditions, including inflation, interest rates and related monetary policy by governments in response to inflation; geopolitical events, including the war between Russia and Ukraine, and regulatory, economic and other risks associated therewith; and continued uncertainty around the ongoing impacts of the COVID-19 pandemic, as well as broader macroeconomic conditions. Other factors that might cause such a difference include those discussed in Xylem’s and Evoqua’s filings with the Securities and Exchange Commission (the “SEC”), which include their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the joint proxy statement/prospectus on Form S-4 to be filed in connection with the proposed transaction. For more information, see the section entitled “Risk Factors” and the forward-looking statements disclosure contained in Xylem’s and Evoqua’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this filing are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, Xylem and Evoqua undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, Xylem intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Xylem and Evoqua that also constitutes a prospectus of Xylem. Each of Xylem and Evoqua also plan to file other relevant documents with the SEC regarding the proposed transaction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of Xylem and stockholders of Evoqua. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain free copies of these documents (if and when available), and other documents containing important information about Xylem and Evoqua, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Xylem will be available free of charge on Xylem’s website at www.xylem.com or by contacting Xylem’s Investor Relations Department by email at andrea.vanderberg@xylem.com or by phone at +1 (914) 260-8612. Copies of the documents filed with the SEC by Evoqua will be available free of charge on Evoqua’s internet website at www.evoqua.com or by contacting Evoqua Water Technologies Corp., 210 Sixth Avenue, Suite 3300, Pittsburgh, PA 15222, ATTN: General Counsel and Secretary.

Participants in the Solicitation

Xylem, Evoqua and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Xylem is set forth in Xylem’s proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on March 29, 2022, and Xylem’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 25, 2022. Information about the directors and executive officers of Evoqua is set forth in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on December 23, 2022, and Evoqua’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, which was filed with the SEC on November 16, 2022. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Xylem or Evoqua using the sources indicated above.

No Offer or Solicitation

This filing is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 22, 2023, among Xylem Inc., Fore Merger Sub, Inc. and Evoqua Water Technologies Corp.

99.1	Joint Press Release issued by Xylem Inc. and Evoqua on January 23, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: January 23, 2023	By:	/s/ Kelly C. O’Shea
Kelly C. O’Shea
VP, Chief Corporate Counsel & Corporate Secretary